UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 22, 2013

CMS Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33322	20-8137247
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

123 Main Street, Suite 750 White Plains, New York	10601
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 422-2700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Effective as of April 22, 2013, CMS Bancorp, Inc. (the “Company” or “CMS”) entered into an Amendment to Agreement and Plan of Merger (“Amendment”) to that certain Agreement and Plan of Merger dated as of August 10, 2012 by and between CMS Bancorp, Inc. and Customers Bancorp, Inc. (“Merger Agreement”).

The Amendment extended from April 30, 2013 to December 31, 2013 the initial date at which, if the merger of the Company with and into Customers Bancorp, Inc. (“Customers”) pursuant to the Merger Agreement, as amended, has not closed, either the Company or Customers may terminate the Agreement, subject to the termination date being extended until March 31, 2014 under certain specified circumstances.

The Amendment also updated the definitions of “CMS Valuation” and “Customers Valuation,” establishing the valuation date for book value as of March 31, 2013. The exchange ratio will remain fixed for the pendency of the transaction, using the multiples of 0.95x for CMS common equity, and 1.25x for Customers common equity for purposes of calculating the exchange ratio.

Other key terms agreed to by the Company and Customers under the Amendment include:

•

a right for CMS to terminate the Merger Agreement, as amended, exercisable at any time after May 20, 2013, if either (i) Customers has not made the contemplated investment in CMS of $1.5 million of CMS Preferred Stock, or (ii) Customers and CMS have not agreed upon the terms of the $2.0 million senior secured lending facility that Customers shall make available to CMS;

•	Customers will pay $300,000 to CMS as partial reimbursement for merger-related expenses incurred as of March 31, 2013; and

•

Customers has agreed to pay to CMS a termination fee of $1.0 million in the event the Merger Agreement, as amended, is terminated under certain provisions primarily relating to failure to consummate the Parent Merger due to non-receipt of required government approvals.

The foregoing summary of the Amendment is not complete and is qualified in its entirety by reference to the complete text of the Amendment, which is attached as Exhibit 2.1 hereto and incorporated herein by reference in its entirety into this Current Report on Form 8-K.

For information about the Agreement and Plan of Merger dated as of August 10, 2012 by and between CMS Bancorp, Inc. and Customers Bancorp, Inc., see the Company’s Current Report on Form 8-K filed with the SEC on August 10, 2012.

Important Additional Information.

Proxy Statement/Prospectus.

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. No offering of securities shall be made except by means of a prospectus meeting the requirements of the U.S. Securities Act of 1933, as amended. In connection with the merger of Customers and CMS, Customers and CMS will be filing documents with the Securities and Exchange Commission (“SEC”), including a registration statement on Form S-4 to be filed by Customers that will include a proxy statement of CMS and prospectus of Customers. A definitive proxy statement/prospectus, when available, will be sent to CMS stockholders seeking their approval of the proposed merger between Customers and CMS. INVESTORS AND STOCKHOLDERS ARE URGED TO READ CAREFULLY THE DEFINITIVE PROXY STATEMENT/PROSPECTUS AND OTHER MATERIALS IF AND WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION REGARDING CUSTOMERS BANCORP, CMS AND THE PROPOSED MERGER. You may obtain copies of all documents filed with the SEC regarding the merger of Customers and CMS, free of charge, at the SEC’s website (www.sec.gov). The documents filed with the SEC by Customers may be obtained free of charge from Customers’ website www.customersbank.com or by directing a request to Customers at 1015 Penn Avenue, Wyomissing, PA 19610, Attention: Investor Relations. The documents filed with the SEC by CMS may be obtained free of charge from CMS’ website www.cmsbk.com or by directing a request to CMS at 123 Main Street, Suite 750, White Plains, New York 10601, Attention: Investor Relations.

CMS and its directors and executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed merger between Customers and CMS. You can find information about CMS’ directors and executive officers in its definitive proxy statement filed with the SEC on January 11, 2012 and in CMS’ Annual Report on Form 10-K filed with the SEC on December 28, 2012. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available. You may obtain free copies of these documents using the contact information provided above.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits.

(d)	Exhibits.

2.1	Amendment to Agreement and Plan of Merger, dated as of April 22, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CMS Bancorp, Inc. (Registrant)

April 24, 2013	/s/ Stephen E. Dowd
(Date)	Stephen E. Dowd
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

2.1	Amendment to Agreement and Plan of Merger, dated as of April 22, 2013